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                                                                    Exhibit 23.3


                         Consent of Ernst & Young LLP



We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement
(Form S-3) and related Prospectus of Kohl's Corporation for the registration of 690,000 shares of common stock and to the incorporation by reference therein of our report dated March 7, 1997, with respect to the consolidated financial statements of Kohl's Corporation included in its Annual Report (Form 10-K) for the year ended February 1, 1997 filed with the Securities and Exchange Commission.





                                        /s/ Ernst & Young LLP

Milwaukee, Wisconsin                    ERNST & YOUNG LLP
August 13, 1997